EXHIBIT 10.8.29

FIRST AMENDMENT TO FINANCING AGREEMENT

THIS FIRST AMENDMENT TO FINANCING AGREEMENT (“First Amendment”) is made as of March 31, 2008 to amend and provide certain consents under that certain Financing Agreement (the “Agreement”), dated as of February 14, 2008, among Westaff (USA), Inc., a California corporation (“Borrower”), Westaff, Inc., a Delaware corporation and the sole shareholder of Borrower, as parent guarantor (“Parent Guarantor”), each of the lenders party thereto and defined therein as “Lenders”, and U.S. Bank National Association in its separate capacities as the LC Issuer thereunder and as Agent for the benefit of the Secured Parties. Capitalized terms used herein and not otherwise defined herein having the respective meanings ascribed thereto in the Agreement.

RECITALS

A.            Borrower has advised Agent that Westaff Support, Inc., a California corporation and a wholly owned subsidiary of Borrower (“Westaff Support”), intends to sell each of the ordinary shares (as further defined in the Purchase Agreement (as defined below), the “Sale Shares”) of Westaff UK Limited, a corporation organized under the laws of England and Wales (“Westaff UK”) it owns to Fortis Recruitment Group Limited (“Fortis”) pursuant to that certain Share Purchase Agreement, dated on or about March 31, 2008, between Westaff Support and Fortis (the “Purchase Agreement’), in consideration of a cash payment by Fortis to Westaff Support of Three Million Two Hundred and Fifty Thousand Pounds Sterling (£3,250,000) (the “Cash Purchase Price”) (the forgoing transaction collectively referred to as the “Westaff UK Sale”).

B.            Borrower has requested that Lenders consent to the consummation of the Westaff UK Sale, and Lenders have agreed to consent thereto on the terms and subject to the conditions specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth, and intending to be legally bound, the parties hereto agree as follows:

1.             Consent to Westaff UK Sale.  Lenders hereby consent to the consummation of the Westaff UK Sale as described in the Recitals hereto and prospectively waive any Event of Default to the extent caused by, or to the extent otherwise directly resulting from, the consummation of the Westaff UK Sale upon or concurrently with the Effective Date (as defined in Section 6 below).  In furtherance of the foregoing consent, upon the Effective Date, following satisfaction of each of the conditions set forth in Section 6 below, (a) the U.K. Debenture (as defined in the Agreement before giving effect to this First Amendment) will be automatically terminated, (b) Agent’s charge on and security interest in all personal property of Westaff UK granted by Westaff UK pursuant to the U.K. Debenture and the other Security Documents will be automatically terminated and released, (c) Agent’s charge on and security interest in the Sale Shares granted by Westaff Support pursuant to the U.K. Debenture and the other Security Documents will be automatically terminated and released, (d) Agent will deliver to Westaff Support (or its designee) all deeds of release, Companies Form 403a (to be filed with Companies House in the United Kingdom), UCC financing statement terminations (to be filed in the UCC filing office in Washington D.C.) and such other charge or security interest release documents or notices related thereto as Borrower or Westaff Support may reasonably request in order to evidence or otherwise give public notice to such collateral terminations and releases and Westaff Support (or its designee) is authorized to file such; provided, however, that any and all such charge and security interest release documents shall be prepared and recorded or filed at Borrower’s expense, and (e) Agent shall deliver to Westaff Support (or its (designee) the original stock certificates evidencing the Sale Shares held as collateral by Agent. The Agent further consents to the exclusive license granted by any Credit Party pursuant to the terms of the Purchase Agreement.

2.             Amendments.

(a)           Section 1.1 (Definitions).  Section 1.1 of the Agreement is hereby amended as follows:

(i)            The following definitions set forth in Section 1.1 of the Agreement are amended and restated in their entirety as follows:

“Advance Rate” means a percentage, subject to change by Agent from time to time in accordance with Section 2.10, which is applied to Borrower Eligible Billed Receivables (the “Eligible Billed Receivables Advance Rate”) and to Borrower Eligible Unbilled Receivables (the “Eligible Unbilled Receivables Advance Rate”) for the purpose of determining the Borrowing Base.  The initial Advance Rates are as follows:  the Eligible Billed Receivables Advance Rate is 85%; and the Eligible Unbilled Receivables Advance Rate is 75%.

“Affiliate Guaranty Agreements” means, individually and collectively, the Parent Guaranty Agreement and the Subsidiary Guaranty Agreement.

“Available Cash” means, as of any date of determination, all cash and other Cash Equivalents of any Credit Party (and then available at the close of business) maintained in a Controlled Deposit Account or carried in a Controlled Securities Account and available to such Credit Party at the close of business on such date.

“Borrowing Base” means, as of any time, an amount in Dollars equal to the sum of:

(i)            the Eligible Billed Receivables Advance Rate applied to the Net Amount of Eligible Billed Receivables then outstanding; plus

(ii)           the Eligible Unbilled Receivables Advance Rate applied to an amount equal to the lesser of (a) the Net Amount of Eligible Unbilled Receivables then outstanding and (b) an amount equal to 20% of the Net Amount of Eligible Billed Receivables then outstanding; less

(iii)          the then Reserve Amount.

“Eligible Receivables” means, collectively, the Borrower Eligible Billed Receivables and the Borrower Eligible Unbilled Receivables

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary and shall include Westaff NZ Limited, Westaff (Australia) Pty Limited and Westaff (Singapore) Limited.

“Security Documents” means the Security Agreement, the Trademark Security Agreements, the Stock Pledge Agreement and each other agreement, instrument and document executed and delivered from time to time by, or on behalf of, Borrower, any other Credit Party or any other Person as collateral security for the Obligations.

“Subsidiary Guarantors” means, collectively, Westaff Support and MediaWorld; provided, however, that upon a legal dissolution of MediaWorld as permitted by Section 10.21, MediaWorld shall cease to be a Subsidiary Guarantor under and for purposes of this Agreement and the other Loan Documents.

“Subsidiary Guaranty Agreement” means that Continuing Guaranty dated as of the as of the date of this Agreement by each Subsidiary Guarantor in favor of Agent, for the benefit of the Secured Parties.

(ii)           The following new definitions are inserted into Section 1.1 of the Agreement in the applicable alphabetical order:

“Control Agreement” means, with respect to any deposit account or securities account or any securities entitlement, an agreement, in form and substance reasonably satisfactory to Agent, among Agent, the bank or securities intermediary at which such account is maintained or with which such entitlement is carried, and the Credit Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to Agent.

“Controlled Deposit Account” means each deposit account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Credit Party with U.S. Bank or another bank approved by Agent in its reasonable discretion.

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by any Credit Party with U.S. Bank or another securities intermediary approved by Agent in its reasonable discretion.

(iii)         The definition of “Borrower Eligible Billed Receivables” set forth in Section 1.1 of the Agreement is amended (a) by deleting the words “Eligible Billed Receivables” in the second line of clause (i) thereof and inserting in their place the words “Borrower Eligible Billed Receivables”; and (b) deleting the words “and of Westaff UK” from the sixth and eleventh lines of clause (ii)(d) thereof.

(iv)          The definition of “Change of Control” set forth in Section 1.1 of the Agreement is amended by deleting the words “other than a single share of the Capital Stock of Westaff UK owned by Robert Stover” from the parenthetical in clause (c) thereof.

(v)            The definition of “Net Amount of Eligible Billed Receivables” set forth in Section 1.1 of the Agreement is amended by deleting the words “Eligible Billed Receivables” in the second line thereof and inserting in their place the words “Borrower Eligible Billed Receivables”.

(vi)          The definition of “Net Amount of Eligible Unbilled Receivables” set forth in Section 1.1 of the Agreement is amended by deleting the words “Eligible Unbilled Receivables” in the second line thereof and inserting in their place the words “Borrower Eligible Unbilled Receivables”.

(vii)         The following definitions are deleted from Section 1.1 of the Agreement in their entirety:

“Charged Assets”

“Eligible Billed Receivables”

“Eligible Unbilled Receivables”

“U.K. Debenture”

“Westaff UK”

“Westaff UK Eligible Billed Receivables”

“Westaff UK Eligible Unbilled Receivables”

(b)           Section 2.10.1 (Changes).  Section 2.10.1 of the Agreement is hereby amended by deleting the words “or Westaff UK’s” from clause (ii)(3) thereof.

(c)           Section 6.1 (Security Documents).  Section 6.1 of the Agreement is hereby amended by amending and restating clause (i) thereof as follows:

(i)            a first priority security interest in all of the Collateral pursuant to the Security Agreement dated as of the date of this Agreement between each Credit Party and Agent, for the benefit of the Secured Parties (the “Security Agreement”), and accompanying financing statements;

(d)           Section 6.1 (Security Documents).  Section 6.1 of the Agreement is hereby further amended by amending and restating clause (iii) thereof as follows:

(iii)          a first priority pledge of, and security interest in, all of the voting and non-voting issued and outstanding Capital Stock of Borrower and each of the other direct and indirect Domestic Subsidiaries of Parent Guarantor and a first priority pledge of, and security interest in, 66% of all of the issued and outstanding voting Capital Stock and 100% of the non-voting issued and outstanding first tier Foreign Subsidiaries of any Credit Party (other than Westaff Australia so long as the Australian Subordination Deed remains in effect and prohibits Westaff Support from pledging any of the Capital Stock of Westaff Australia), and all of the other Pledged Collateral as defined in the Stock Pledge Agreement dated as of the date of this Agreement between the Credit Parties and Agent (the “Stock Pledge Agreement”).

(e)           Section 8.3 (Reporting regarding Receivables and Notes Payable).  Section 8.3 of the Agreement is hereby amended and restated as follows:

8.3 Reporting Regarding Receivables and Notes Receivable.  Not less frequently than weekly, Borrower shall deliver to Agent a borrowing base certificate in the form of Exhibit D (a “Borrowing Base Certificate”) by no later than Tuesday of each week (which is based on values as of the end of the immediately preceding Saturday), which Borrowing Base Certificate shall update the aging of the Borrower Eligible Billed Receivables and the Borrower Eligible Unbilled Receivables described in the immediately prior delivered Borrowing Base Certificate.  By no later than the 21st day after the end of each Fiscal Period, or sooner if available, Borrower shall deliver to Agent a report (the “Fiscal Period Report”) of Borrower’s sales, credits to sales or credit memoranda applicable to sales, collections and non-cash charges (from whatever source, including sales and noncash journals or other credits to Receivables) for the applicable period, and acceptable supporting documentation thereto (including, a report indicating the Dollar value of the Eligible Receivables, and all other information reasonably deemed necessary by Agent to determine levels of that which is and is not Eligible Receivables), and monthly agings of Receivables listed by invoice date, in each case reconciled to the Borrowing Base Certificate for the end of such month and each to Borrower’s general ledger, and setting forth any changes in the reserves made for bad accounts or any extensions of the maturity of, any refinancing of, or any other material changes in the terms of any Receivables in such format as is specified by Agent from time to time, together with such further information with respect thereto in such format as Agent may then reasonably require.

(f)            Section 8.5 (Interim Financial Statements; Payable Information).  Section 8.5 of the Agreement is hereby amended by deleting from the last sentence thereof the words “each of Borrower’s and Westaff UK’s” and inserting in their place the word “Borrower’s”.

(g)           Section 10.10 (Indebtedness; Guaranties).  Section 10.10(h) of the Agreement is hereby amended by deleting clause (v) thereof and inserting the word “and” before clause (iv) thereof.

(h)           Section 10.17 (Investments).  Section 10.17 of the Agreement is hereby amended by deleting clause (v)(d) thereof and inserting its place “Reserved,”.

(i)            Section 10.17 (Investments).  Section 10.17 of the Agreement is hereby further amended by deleting from clause (v)(e) thereof the parenthetical “(other than Westaff UK)” as it appears in both the second line thereof and in the third to last line thereof.

(j)            Section 10.24 (Sale of Assets).  Section 10.24 of the Agreement is hereby amended by deleting the parenthetical “(other than Westaff UK)” from the end of the first sentence thereof.

(k)           Section 11.1 (Events of Default).  Section 11.1(i)(f) of the Agreement is hereby amended and restated as follows:

(f)            (1) There is filed by any Credit Party (other than MediaWorld) any case, petition, proceeding or other action (“Bankruptcy Case”) under any existing or future bankruptcy, insolvency, reorganization, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction (“Insolvency Law”), (2) an involuntary Bankruptcy Case (“Involuntary Proceeding”) is commenced against Credit Party (other than MediaWorld) under any Insolvency Law and the Involuntary Proceeding is not controverted within 10 days, or is not dismissed within 60 days, after the commencement of the Bankruptcy Case, or (3) a custodian, receiver, trustee, sequestrator, or agent is appointed or authorized to take charge of any properties of any Credit Party (other than MediaWorld);

(l)            Exhibit D (Form of Borrowing Base Certificate).  Exhibit D is hereby amended to replace Attachment A to the Borrowing Base Certificate with the attachment to Exhibit A hereto.

3.             Limited Consent, Waiver and Amendment; Full Force and Effect.  The consents, waivers and amendments set forth herein shall be limited precisely as written and shall not be deemed (a) to be a consent, waiver or amendment of any other term or condition of the Agreement or any of the other Loan Documents or to prejudice any right or remedy which Agent, LC Issuer or Lenders may now have or may have in the future under or in connection with the Agreement or any of the other Loan Documents or (b) to be a consent to any future consent, waiver or amendment or to any departure from the terms and conditions of the Agreement or any of the other Loan Documents.  This First Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.             Representations and Warranties.  In order to induce Agent, LC Issuer and Lenders to enter into this First Amendment, Borrower and Westaff Support hereby represent and warrant to Agent, LC Issuer and Lenders as follows:

(a)           Corporate Power and Authority.  Each Credit Party has all requisite corporate power and authority to enter into this First Amendment and to carry out the transactions contemplated hereby, including the consummation of the Westaff UK Sale.

(b)           Authorization of Agreements.  The execution and delivery of this First Amendment by each of the Credit Parties and the performance of the Agreement, as amended by this First Amendment, as applicable, and each of the other Loan Documents to which any Credit Party is a party have been duly authorized by all necessary corporate action on the part of such Credit Party.

(c)           No Conflict.  The execution and delivery by each of the Credit Parties of this First Amendment and the performance by each of the Credit Parties of the Agreement, as amended by this First Amendment, and each of the other Loan Documents to which such Credit Party is a party do not and will not contravene (i) any law or regulation binding on or affecting any of the Credit Parties, (ii) the certificate of incorporation, bylaws or other charter documents of any of the Credit Parties, (iii) any order, judgment or decree of any court or other agency of government binding on any of the Credit Parties or (iv) any contractual restriction binding on or affecting any of the Credit Parties.

(d)           Governmental Consents, Filings.  The consummation of the Westaff UK Sale and the execution, delivery and performance by each of the Credit Parties of this First Amendment and the performance by each of the Credit Parties of the Agreement, as amended by this First Amendment, and each of the other Loan Documents to which such Credit Party is a party do not and will not require any authorization or approval of, or other action by, or notice to or filing with any Governmental Authority or regulatory body or the consent of any third party which has not yet been made, taken or obtained, as applicable.

(e)           Binding Obligation.  This First Amendment has been duly executed and delivered by each of the Credit Parties and is the binding obligation of each of the Credit Parties, enforceable against each in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights generally.

(f)            Absence of Default.  After giving effect to this First Amendment and the consummation of the Westaff UK Sale, no event has occurred and is continuing that would constitute a Default or an Event of Default under and as defined in the Agreement.

(g)           Restatement of Representations and Warranties in Agreement.  Borrower and Parent Guarantor, with respect to the representations and warranties set forth in Section 9 of the Agreement, represent and warrant that each of such representations and warranties (after giving effect to this Amendment) is true, correct and complete in all material respects as of the date hereof, except to the extent such representations and warranties expressly relate to another date or as specifically described therein in which case such representations and warranties are true, correct and complete as of such other date.

5.             Reaffirmation.  Each Credit Party hereby reaffirms its obligations under each Loan Document to which it is a party.   Each Credit Party hereby further ratifies and reaffirms the validity and enforceability of all of the Agent’s Liens heretofore granted to Agent pursuant to and in connection with the Loan Documents as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain Collateral for such obligations from and after the date hereof.

6.             Conditions Precedent to Effectiveness.  This First Amendment shall be deemed effective as of the date (the “Effective Date”) Agent shall have confirmed satisfaction of each of the following conditions precedent:

(a)           Agent shall have received a copy of this First Amendment executed by each Credit Party (other than Westaff UK) and each Lender;

(b)           Agent shall have received a certificate of the secretary or assistant secretary of Borrower and Westaff Support certifying that attached thereto are (i) resolutions adopted by the board of directors of such Person authorizing the Westaff UK Sale and the due execution, delivery and performance of the Purchase Agreement and this First Amendment and (ii) a true and complete copy of the fully executed Purchase Agreement; and

(c)           Agent, or its counsel, shall have (i) confirmed receipt of the Cash Purchase Price in a Controlled Deposit Account or (ii) received a solicitor’s undertaking, in form and substance acceptable to Agent in its sole discretion, from Cobbetts LLP to, as promptly as possible, wire the Cash Purchase Price to a Controlled Deposit Account.

7.             Expenses.  Borrower agrees to pay promptly upon receipt of an invoice therefor the expenses and costs of Agent (including reasonable attorneys fees and costs of Agent’s outside counsel) accrued and incurred in connection with the transactions contemplated by this Amendment and all other expenses and costs of Agent (including reasonable attorneys fees and costs of Agent’s outside counsel) payable pursuant to Section 15.6 of the Agreement.

8.             Miscellaneous.

(a)           Reference to and Effect on the Agreement and the Other Loan Documents.  On and after the Effective Date, each reference in the Agreement or the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such agreement after giving effect hereto.

(b)           Headings.  Section and subsection headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

(c)           Applicable Law.  Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this First Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

(d)           Counterparts.  This First Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[SIGNATURE PAGES TO FOLLOW]

WITNESS, this First Amendment to Financing Agreement is duly executed by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:

WESTAFF (USA), INC., a California corporation

By:	/s/ Dawn M. Jaffray
Dawn M. Jaffray
Senior Vice President and Chief Financial Officer

PARENT GUARANTOR:

WESTAFF, INC., a Delaware corporation

By:	/s/ Dawn M. Jaffray
Dawn M. Jaffray
Senior Vice President and Chief Financial Officer

LENDERS:

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as LC Issuer

By:	/s/ Susan V. Freed
Susan V. Freed
Vice President

WELLS FARGO BANK,
NATIONAL ASSOCIATION, as a Lender

By:	/s/ Suprema M. Thurmond
Suprema M. Thurmond
Relationship Manager

AGENT:

U.S. BANK NATIONAL ASSOCIATION, as
Agent

By:	/s/ Susan V. Freed
Susan V. Freed
Vice President

2

ACKOWLEDGED AND AGREED TO BY THE SUBSIDIARY GUARANTORS:

WESTAFF SUPPORT, INC., a California corporation

	By:	/s/ Dawn M. Jaffray
Dawn M. Jaffray
Senior Vice President and Chief Financial Officer

MEDIAWORLD INTERNATIONAL, a California corporation

	By:	/s/ Dawn M. Jaffray
Dawn M. Jaffray
Senior Vice President and Chief Financial Officer

3